Exhibit 99.1

Demand Media Reports Fourth Quarter and Fiscal 2015 Results

•	Demand Media Properties Reach More Than 59 Million Unique Monthly Visitors in the US
•	Q4 and 2015 Marketplaces Revenue Grows 29% and 47% Year-over-Year, Respectively
•	Total Q4 and 2015 Revenue of $34.5 Million and $126.0 Million

SANTA MONICA, CA – March 1, 2016 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company comprised of several media and marketplace properties, today reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

“As my first full year at Demand concludes, I am encouraged by the progress we have made in stabilizing our Content & Media businesses and growing our Marketplace businesses,” said Sean Moriarty, CEO of Demand Media. “We head into 2016 focused on driving audience and revenue growth by building great products across our properties that consumers love, share and visit often.”

Financial Summary
(In millions, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Content & Media revenue	$16.1	$28.7	$73.8	$137.0
Marketplaces revenue	18.4	14.3	52.2	35.4
Total revenue	$34.5	$43.0	$126.0	$172.4

Adjusted EBITDA(1)	$(0.9)	$6.7	$(6.8)	$37.5
Net loss	$(8.5)	$(18.2)	$(43.5)	$(267.4)
Adjusted net loss(1)	$(3.1)	$(0.3)	$(16.5)	$1.5

EPS(2)	$(0.42)	$(0.93)	$(2.18)	$(14.26)
Adjusted EPS(1)(2)	$(0.15)	$(0.02)	$(0.83)	$0.08

Free cash flow(1)	$0.7	$11.5	$(10.1)	$29.8

(1)	These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.
(2)

Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Q4 2015 Financial Summary:

Demand Media is comprised of two service offerings: Content & Media and Marketplaces.

“We believe that the company is well positioned for growth across all of our businesses,” said Rachel Glaser, Demand Media’s CFO. “From a cost perspective, we are streamlining infrastructure and operations while also making prudent investments in the right places. We have an operating plan that we believe puts us on track for profitability.”

For the fourth quarter of 2015:

•	Total revenue declined 20% year-over-year due to a 44% decline in Content & Media revenue partially offset by a 29% increase in Marketplaces revenue.

•	Content & Media revenue declined 44% year-over-year driven primarily by traffic declines to eHow and lower ad monetization yields.
•

Marketplaces revenue grew 29% year-over-year driven primarily by new product introductions, increased conversion rates and traffic growth on Society6, as well as increased average revenue per transaction resulting from a shift towards higher priced items on Society6.

•

Adjusted EBITDA was $(0.9) million for the quarter, primarily reflecting the decline in higher margin Content & Media advertising revenue, partially offset by growth in Marketplaces and managed reductions in operating expenses other than product costs.

•	Cash and cash equivalents was $38.6 million at period end with no debt outstanding.

Business Highlights:

•

On a consolidated basis, Demand Media’s properties reached more than 59 million unique visitors in the US in January 2016, including more than 41 million mobile visitors (source: January 2016 US comScore). Demand Media’s consolidated unique visitors increased in January 2016 largely as a result of Cracked’s comScore traffic being attributed to Demand Media rather than CollegeHumor following the end of Cracked’s relationship with Electus/CollegeHumor.

Content & Media:

•

eHow focused on producing high-quality content during Q4, including topically relevant and highly shareable videos, and saw increased traffic from Pinterest and other social channels. eHow also completed several improvements to its platform, such as the additions of a responsive homepage and public facing contributor and user profiles. In January 2016, eHow Home ranked as the #8 Home property in the US and eHow reached nearly 24 million unique visitors in the US across desktop and mobile platforms (source: January 2016 US comScore).

•

Livestrong.com launched a single page article layout with infinite scroll for mobile during Q4 and a new home page in January, while continuing to improve and renovate health and nutrition content on the site. In January 2016, Livestrong/eHow Health ranked as the #4 Health property in the US and Livestrong.com reached nearly 26 million unique visitors in the US across desktop and mobile platforms (source: January 2016 US comScore).

•

Cracked continued to see meaningful growth in video views and podcast listens. Cracked Video had a record number of views in December and the Cracked YouTube Channel now has over one million subscribers. The Cracked Podcast was selected by iTunes as one of the best podcasts of 2015. In January 2016, Cracked ranked as the #6 Humor property in the US with more than 8 million unique visitors across desktop and mobile platforms (source: January 2016 US comScore).

•

studioD, which includes our content marketing and content channel offerings, launched its largest influencer campaign to date,  with 36 campaign bloggers and social influencers creating original content to promote a client’s new product launch. studioD’s content marketing and custom content business also continued to grow, with new deals from Nestlé® and Office Depot.

Marketplaces:

•

Society6 released two new products in the fourth quarter – throw blankets and travel mugs – and now has  28  products available for customization on the site. In Q4, Society6 saw increases in traffic and conversion, including record performance over Cyber Weekend.

•

Saatchi Art saw increased awareness generated by an expanding Art Advisory service and its first print catalog, which promoted the website’s artists. The Art Advisory service helps individual collectors and trade professionals find the perfect art by providing access to a professional curator who will select works tailored to the customer's needs, space and style, free of charge.

Operating Metrics:

	Three months ended			Year ended
	December 31,			December 31,
	2015	2014	% Change	2015	2014	% Change
Content & Media Metrics:
Visits(1) (in thousands)	753,111	950,985	(21)%	3,374,385	4,004,287	(16)%
Revenue per Visit (RPV)(2)	$21.44	$30.16	(29)%	$21.87	$34.22	(36)%

Marketplaces Metrics:
Number of Transactions(3)	355,294	307,095	16%	925,111	715,343	29%
Average Revenue per Transaction(4)	$51.61	$46.55	11%	$56.38	$49.47	14%

(1)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its customers’ online properties, to the extent that the visited customer web pages are hosted by the company’s content services. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(2)	RPV is defined as Content & Media revenue per one thousand visits.
(3)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(4)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 888-312-3048 (US/CAN) or 719-325-2429 (International) and reference conference ID 8204531. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Demand Media’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Demand Media uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, including evaluating investment decisions, and in its discussions with investors, commercial bankers, securities analysts and other users of the company’s financial statements.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding income (loss) from discontinued operations, net of taxes, net interest expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and, in fiscal 2014, goodwill impairment.  Management believes that the exclusion of certain expenses in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate our businesses and reflects the company’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

The company defines Adjusted Net Income (Loss) as net income (loss) excluding income (loss) from discontinued operations, net of taxes, and the effect of certain non-cash items and other items not directly related to the operation of the company’s ongoing business, principally comprised of stock-based compensation, amortization of intangible assets, acquisition and realignment costs and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. The company defines Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that Adjusted Net Income (Loss) and Adjusted EPS provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because they exclude certain non-cash and other expenses that are not directly related to the operation of the company’s ongoing business.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition and realignment activities, capital expenditures to acquire property and equipment and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow, LIVESTRONG.com and Cracked) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s content marketing solutions (studioD) and diverse advertising offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2016, as such risks and uncertainties are updated in Demand Media’s annual and quarterly reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations. These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search traffic to the company’s online properties; the effects of shifting consumption of media content and online shopping from desktop to mobile; the potential impact on advertising revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields and/or increased availability of ad blocking software, particularly on mobile devices;  the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the impact on revenue and expenses of changes made to the company’s Content & Media properties that are intended to improve user experience and engagement; the company’s ability to attract new customers to its marketplaces and successfully grow its marketplaces business; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

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Investor and Media Contact:
Jeff Misthal SVP, Finance and Investor Relations
(310) 656-6253
IR@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Service revenue	$17,207	$29,338	$77,254	$137,711
Product revenue	17,279	13,643	48,715	34,718
Total revenue	34,486	42,981	125,969	172,429
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	8,186	10,127	37,289	43,325
Product costs	12,529	10,551	33,769	26,058
Sales and marketing(1)(2)	5,522	4,624	20,319	20,046
Product development(1)(2)	5,390	8,166	24,313	29,387
General and administrative(1)(2)	8,144	13,311	38,344	50,179
Goodwill impairment charge	—	—	—	232,270
Amortization of intangible assets	3,329	13,113	18,706	38,316
Total operating expenses	43,100	59,892	172,740	439,581
Loss from operations	(8,614)	(16,911)	(46,771)	(267,152)
Interest income	2	179	361	328
Interest expense	—	(2,212)	(143)	(4,692)
Other income (expense), net	83	(82)	3,107	654
Loss from continuing operations before income taxes	(8,529)	(19,026)	(43,446)	(270,862)
Income tax (expense) benefit	(10)	796	(55)	14,713
Net loss from continuing operations	(8,539)	(18,230)	(43,501)	(256,149)
Net loss from discontinued operations(1)(2)	—	—	—	(11,208)
Net loss	$(8,539)	$(18,230)	$(43,501)	$(267,357)

Earnings (Loss) per share - basic and diluted
Net loss from continuing operations	$(0.42)	$(0.93)	$(2.18)	$(13.66)
Net loss from discontinued operations	—	—	—	(0.60)
Net loss per share	$(0.42)	$(0.93)	$(2.18)	$(14.26)

Weighted average number of shares - basic and diluted(3)	20,114	19,622	19,938	18,745
__________________

(1) Depreciation expense included in the above line items:
Service costs	$1,301	$1,675	$5,965	$6,798
Sales and marketing	14	41	67	156
Product development	47	114	200	496
General and administrative	828	1,174	4,946	4,802
Discontinued operations	—	—	—	4,662
Total depreciation	$2,190	$3,004	$11,178	$16,914

(2) Stock-based compensation included in the above line items:
Service costs	$278	$275	$1,084	$1,422
Sales and marketing	156	172	588	683
Product development	558	2,378	1,836	4,745
General and administrative	887	3,626	4,054	12,016
Discontinued operations	—	—	—	2,949
Total stock-based compensation	$1,879	$6,451	$7,562	$21,815

(3)Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$38,570	$47,820
Accounts receivable, net	10,469	14,504
Prepaid expenses and other current assets	4,989	7,447
Total current assets	54,028	69,771
Property and equipment, net	14,568	22,836
Intangible assets, net	21,332	40,535
Goodwill	10,358	10,358
Other assets	1,173	6,055
Total assets	$101,459	$149,555
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,973	$4,762
Accrued expenses and other current liabilities	15,169	24,225
Deferred revenue	2,933	3,569
Total current liabilities	20,075	32,556
Deferred tax liability	551	334
Other liabilities	1,713	1,823
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	505,603	497,809
Accumulated other comprehensive loss	(91)	(76)
Treasury stock	(30,767)	(30,767)
Accumulated deficit	(395,627)	(352,126)
Total stockholders’ equity	79,120	114,842
Total liabilities and stockholders’ equity	$101,459	$149,555

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(8,539)	$(18,230)	$(43,501)	$(267,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,520	16,117	29,884	59,473
Deferred income taxes	—	(784)	—	(14,409)
Stock-based compensation	1,879	6,451	7,562	21,815
Goodwill impairment charge	—	—	—	232,270
Loss (Gain) on disposals	(51)	—	(3,156)	(795)
Loss (Gain) on other assets, net	—	—	—	(5,745)
Extinguishment of debt	—	1,656	—	1,656
Other	(29)	(12)	(105)	(1,650)
Change in operating assets and liabilities, net of effect of acquisition	—	—	—	—
Accounts receivable, net	(872)	3,442	3,840	10,844
Prepaid expenses and other current assets	367	1,505	917	(145)
Deferred registration costs	—	—	—	(8,876)
Deposits with registries	—	—	—	(259)
Other long-term assets	9	(28)	(131)	(585)
Accounts payable	778	2,961	(2,794)	(2,192)
Accrued expenses and other liabilities	2,190	(869)	(1,177)	(1,341)
Deferred revenue	59	(339)	223	11,957
Net cash provided by (used in) operating activities	1,311	11,870	(8,438)	34,661
Cash flows from investing activities
Purchases of property and equipment	(1,142)	(1,321)	(4,732)	(8,918)
Purchases of intangible assets	(23)	(282)	(87)	(5,688)
Payments for gTLD applications	—	—	—	(15,829)
Proceeds from gTLD withdrawals, net	—	—	—	6,105
Cash received from disposal of businesses and properties, net of cash disposed	305	—	5,071	13,696
Cash received from early repayment of promissory note	—	—	5,100	—
Cash received from disposition holdback	—	—	998	—
Cash paid for acquisitions, net of cash acquired	—	—	(58)	(2,240)
Restricted deposits	—	(1,364)	671	(3,064)
Other	50	21	126	1,017
Net cash (used in) provided by investing activities	(810)	(2,946)	7,089	(14,921)
Cash flows from financing activities
Long-term debt repayments, net	—	(73,750)	—	(96,250)
Proceeds from exercises of stock options and contributions to ESPP	249	135	464	478
Net taxes paid on restricted stock units and options exercised	(105)	(666)	(668)	(2,902)
Cash paid for acquisition holdback	—	(3)	(7,561)	(1,945)
Cash distribution related to spin-off	—	—	—	(24,145)
Other	—	(125)	(121)	(654)
Net cash provided by (used in) financing activities	144	(74,409)	(7,886)	(125,418)
Effect of foreign currency on cash and cash equivalents	(17)	74	(15)	(13)
Change in cash and cash equivalents	628	(65,411)	(9,250)	(105,691)
Cash and cash equivalents, beginning of period	37,942	113,231	47,820	153,511
Cash and cash equivalents, end of period	$38,570	$47,820	$38,570	$47,820

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss	$(8,539)	$(18,230)	$(43,501)	$(267,357)
Less: Loss from discontinued operations, net of taxes	—	—	—	11,208
Net loss from continuing operations	(8,539)	(18,230)	(43,501)	(256,149)
Add (deduct):
Income tax expense (benefit)	10	(796)	55	(14,713)
Interest and other (income) expense, net	(85)	2,115	(3,325)	3,710
Depreciation and amortization(1)	5,520	16,117	29,884	50,567
Stock-based compensation(2)	1,879	6,451	7,562	18,866
Goodwill impairment charge	—	—	—	232,270
Acquisition and realignment costs(3)	326	1,014	2,488	2,905
Adjusted EBITDA	$(889)	$6,671	$(6,837)	$37,456

Free Cash Flow:
Net cash provided by (used in) operating activities(4)	$1,311	$11,870	$(8,438)	$34,661
Purchases of property and equipment	(1,142)	(1,321)	(4,732)	(8,918)
Purchases of intangible assets	(23)	(282)	(87)	(5,688)
Acquisition and realignment cash flows(3)	520	1,220	3,138	9,721
Free Cash Flow	$666	$11,487	$(10,119)	$29,776

Adjusted Net Income (Loss):
Net loss	$(8,539)	$(18,230)	$(43,501)	$(267,357)
Less: Loss from discontinued operations, net of taxes	—	—	—	11,208
Net loss from continuing operations	(8,539)	(18,230)	(43,501)	(256,149)
(a) Stock-based compensation(2)	1,879	6,451	7,562	18,866
(b) Amortization of acquisition related intangibles	1,377	2,149	6,294	11,064
(c) Accelerated depreciation related to restructuring	—	—	—	147
(d) Content intangible assets removed from service(5)	—	7,201	3,092	7,201
(e) Acquisition and realignment costs(3)	326	1,014	2,488	2,905
(f) Depreciation related to internally developed software(6)	—	—	624	—
(g) Gain on disposals(7)	(46)	—	(3,156)	(795)
(h) Goodwill impairment	—	—	—	232,270
(i) Write-off of debt issuance costs	—	1,701	—	1,701
Income tax effect of items (a) - (i) & application of 38% statutory income tax rate to pretax income	1,907	(602)	10,141	(15,662)
Adjusted Net Income (Loss)	$(3,096)	$(316)	$(16,456)	$1,548

Adjusted EPS	$(0.15)	$(0.02)	$(0.83)	$0.08
Shares used to calculate adjusted EPS(8)	20,114	19,622	19,938	18,956

(1) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(2) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition or corporate realignment activities, (b) employee severance and other payments attributable to acquisition or corporate realignment activities, and (c) expenditures related to the separation of Demand Media into two distinct publicly traded companies.

(4) Net cash provided by (used in) operating activities for periods presented in 2014 includes cash flow related to discontinued operations as presented in the company’s periodic filings with the SEC.

(5) Represents accelerated amortization expense resulting from the company’s decision to remove certain content assets from service.

(6) Represents depreciation from the company’s evaluation of internally developed software as part of realignment activities and one-time write offs.

(7) Represents the gain on sale from the disposition of certain online properties.

(8) Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014. Shares used to calculate adjusted EPS are basic for the three months ended December 31, 2015 and 2014 and year ended December 31, 2015, and diluted for the year ended December 31, 2014.